Exhibit 99.1

Pfenex Announces Departure of Chief Medical and Scientific Officer Dr. Hubert Chen

SAN DIEGO, August 16, 2018 — Pfenex Inc. (NYSE American: PFNX) announced today that Dr. Hubert Chen has resigned from his role as Chief Medical and Scientific Officer, effective September 2, 2018, but will continue to support the company as an advisor. The company is conducting a search for a successor.

“We appreciate Dr. Chen’s contributions to Pfenex and his work with the scientific team in the advancement of our portfolio of clinical assets, including our lead asset, PF708, a therapeutic equivalent to Forteo®,” said Eef Schimmelpennink, Chief Executive Officer of Pfenex. “As we announced previously, following our pre-NDA meeting, we believe the U.S. Food and Drug Administration (FDA) supports our strategy for filing the new drug application (NDA) for PF708, and will not request additional clinical, nonclinical or analytical comparability studies. As we have concluded the clinical development of the program, we are pleased that Dr. Chen will support upcoming FDA interactions. As previously announced, we are on track to submit the NDA in the fourth quarter of 2018, with a potential commercial launch in the U.S. as early as the third quarter of 2019, subject to FDA approval of the application and other factors.”

Cautionary Note Regarding Forward-Looking Statement –

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future potential of Pfenex’s product candidates and the company in general, including future plans to advance, develop, manufacture and commercialize its product candidates; Pfenex’s belief that Dr. Chen will continue to support Pfenex as an advisor and support upcoming FDA interactions; Pfenex’s expectation to submit an NDA in the fourth quarter of 2018, and the possibility of the potential commercial US launch of PF708 as early as the third quarter of 2019; and Pfenex’s expectations regarding the sufficiency of its clinical trials to satisfy regulatory requirements, including that FDA supports Pfenex’s strategy for filing the NDA for PF708, and will not request additional clinical, nonclinical or analytical comparability studies. Pfenex’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, Pfenex’s ability to successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates or may require Pfenex to conduct additional clinical trials or modify ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; difficulties in achieving and demonstrating biosimilarity in formulations; Pfenex’s ability to manage operating expenses; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; litigation and other proceedings regarding intellectual property rights, including potential future litigation by Eli Lilly and Company with respect to PF708; and difficulties in obtaining and maintaining intellectual property protection for its product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Pfenex investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (http://www.pfenex.com/), our investor relations website (http://pfenex.investorroom.com/), press releases, SEC filings, public conference calls, corporate Twitter account (https://twitter.com/pfenex), Facebook page (https://www.facebook.com/Pfenex-Inc-105908276167776/timeline/), and LinkedIn page (https://www.linkedin.com/company/pfenex-inc) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

About Pfenex Inc.

We are a clinical-stage development and licensing biotechnology company focused on leveraging our Pfēnex Expression Technology® to improve protein therapies for unmet patient needs. Using the patented Pfēnex Expression Technology platform, we have created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. Our lead product candidates are PF708, a therapeutic equivalent candidate to Forteo® (teriparatide) for the treatment of osteoporosis, and our novel anthrax vaccine candidates, Px563L and RPA563, funded through an advanced development contract with the U.S. government. In addition, we are developing hematology/oncology products, including PF743, a recombinant crisantaspase, and PF745, a recombinant crisantaspase with half-life extension technology, in collaboration with Jazz Pharmaceuticals. Furthermore, our pipeline includes biosimilar candidates to Lucentis® and Neulasta®.

Company Contact:

Susan A. Knudson

Chief Financial Officer

(858) 352-4324

sknudson@pfenex.com